Exhibit 99.1

       Workstream Completes Acquisition of Kadiri - Furthering Its Growth

            Management to discuss Workstream Total Workforce business
               strategy at Kadiri 2004 User Conference June 9-11

OTTAWA, ON AND SAN FRANCISCO, CA - JUNE 1, 2004 - Workstream Inc. (NASDAQ:
WSTM), a provider of hosted Enterprise Workforce Management software, today announced it has completed the acquisition of Kadiri, Inc., a provider of Enterprise Compensation Management (ECM) TM solutions for Global 2000 companies. Kadiri's Total Rewards & Performance Suite provides an end-to-end solution for planning, managing and communicating rewards and performance management objectives throughout an entire organization.

Under the terms of the deal, Workstream acquired Kadiri Inc. in exchange for 4,450,000 shares in Workstream common stock with an additional 950,000 shares in common stock to be held in escrow and released upon certain revenue goals and representations being met. The company paid approximately $12.5 million, based on the company's closing price on May 28, 2004; an additional $2.7million in consideration will be paid on the attainment of certain revenue goals and with the delivery of post closing documentation.

Management will discuss its Workstream Total Workforce business strategy at Kadiri's User Conference on June 9-11th, 2004, in Monterey, CA at the Monterey Plaza Hotel. Attendance at the conference is open to customers and partners of Kadiri, seating is limited and additional information on registration is available at www.kadiri.com.

"We are extremely pleased to announce the completion of the Kadiri acquisition. As a premier provider of Enterprise Compensation Management solutions, Kadiri's products provide us with an invaluable resource that will be integrated into the expanding suite of Workstream solutions. Workstream Total Workforce represents the continuation of our growth strategy. We are focused on our customers and growing our business both organically and through strategic acquisitions, both of which will help build shareholder value and help increase our top and bottom line," said Michael Mullarkey, Chairman and CEO of Workstream Inc.

ABOUT WORKSTREAM INC.

Workstream Inc. (NASDAQ: WSTM) is a provider of hosted Enterprise Workforce Management software and professional services to the Fortune 2000. Workstream's products provide Recruitment, Performance and Compensation Management for employees and corporations. Workstream was named to the Deloitte & Touche Fast 50 list of the fastest growing software companies for 2003. Through its 12 offices and 170 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Nordstrom, Nike, Home Depot, Samsung, KPMG and Sony Music. For more information visit http:www.workstreaminc.com http://www.workstreaminc.com> or call toll free 1-866-470-WORK.

ABOUT KADIRI

Kadiri Inc. is a provider of Enterprise Compensation Management (ECM) solutions. Kadiri's Total Rewards & Performance Suite provides an end-to-end solution for planning, managing and communicating rewards and performance management objectives throughout an entire organization. The suite of products, comprised of Kadiri Total Performance, Kadiri Total Comp, and Kadiri Total Communications, addresses the entire pay-for-performance lifecycle enabling Global 2000 companies to build a high-performance workforce while controlling costs. Customers include Dow Jones (NYSE: DJ), Dupont (NYSE: DD), Kaiser Permanente, Longs Drugs, Motorola (NYSE: MOT), Qwest (NYSE: Q), Visa, Washington Mutual (NYSE: WM) and Wells Fargo (NYSE: WFS). Kadiri is a privately held company headquartered in Burlingame, Calif., and can be contacted at (877) 642-2299 or www.kadiri.com.


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FORWARD-LOOKING STATEMENTS:


This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:
INVESTOR RELATIONS:
Tammie Brown, Workstream Inc.
Tel:  877-327-8483 ext. 263

Email:  tammie.brown@workstreaminc.com



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